Exhibit 3.19(a)

ARTICLES OF INCORPORATION

OF

EAST KENTUCKY ENERGY CORPORATION

          The undersigned Incorporator has executed these Articles of Incorporation for the purposes of forming and does hereby form a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:

I.

          The name of the Corporation is East Kentucky Energy Corporation.

II.

          The duration of the Corporation shall be perpetual.

III.

          The purposes for which the Corporation is organized are to engage in any business enterprise which the Board of Directors may from time to time deem beneficial, profitable, and in the best interest of the Corporation, and to do all other things deemed by the Board of Directors to be necessary or desirable in connection with any of the Corporation’s business; including, without limitation, to mine, process, buy and sell coal of various grades and sizes and generally to trade and deal in coal and coal by-products and to engage in transactions incidental to such business. The Corporation shall have all the powers conferred upon a corporation organized under the provisions of Chapter 271A of the Kentucky Revised Statutes, and shall have all the powers necessary, proper, convenient or desirable in order to fulfill and further the purposes of the Corporation.

IV.

          The number of shares that the Corporation shall have authority to issue shall be One Thousand Shares (1,000) of the par value of Ten Dollars ($10.00) each.

V.

          The address of the initial registered office of the Corporation shall be c/o IMEC, Inc., State Highway 40, (P.O. Box 426), Inez, Martin County, Kentucky 41224, and the initial registered agent located at that address shall be O.B. Bucklen.

VI.

          The number of Directors constituting the initial Board of Directors shall be three (3), and the names and addresses of the persons who are to serve as the initial Directors are as follows:

1.	E. Morgan Massey Third Floor, Massey Building 4th and Main Street Richmond, Virginia 23219

2.	Wm. Blair Massey Third Floor, Massey Building 4th and Main Street Richmond, Virginia 23219

3.	O.B. Bucklen c/o IMEC, Inc. State Highway 40 (P.O. Box 426) Inez, Martin County, Kentucky 41224

VII.

          The name and address of the Incorporator is Stewart E. Conner, 2800 Citizens Plaza, Louisville, Kentucky 40202.

          Signed by the Incorporator at Louisville, Kentucky, this 28th day of August 1974.

/s/ Stewart E. Conner Stewart E. Conner, Incorporator

THIS INSTRUMENT WAS PREPARED BY

/s/ Stewart E. Conner
Stewart E. Conner
Wyatt, Tarrant & Combs
Twenty Eighth Floor, Citizens Plaza
Louisville, Kentucky 40202

ARTICLES OF MERGER

OF

CLIPPER COAL CORPORATION

AND

EAST KENTUCKY ENERGY CORPORATION

To the Secretary of State
Commonwealth of Kentucky

          Pursuant to the provisions of the Kentucky Business Corporation Act, the domestic corporations herein named do hereby adopt the following Articles of Merger.

          1. Annexed hereto and made a part hereof is the Plan of Merger for merging Clipper Coal Corporation (“Clipper”) with and into East Kentucky Energy Corporation (“EKE”) as approved by resolution adopted at a meeting by the Board of Directors of Clipper on October 28, 1994 and by resolution adopted at a meeting by the Board of Directors of EKE on October 28, 1994.

          2. In respect of Clipper, the designation, the number of outstanding shares, the number of shares entitled to be cast by each voting group entitled to vote on the merger herein provided for, and the number of votes of each voting group indisputably represented at the meeting at which the said merger, was approved are as follows:

a. Designation of voting group: Common Stock

          b. Number of outstanding shares of voting group: 100

          c. Number of shares of voting group entitled to vote separately on the merger: 100

d. Number of shares of voting group indisputably represented at the meeting: 100

          3. In respect of Clipper, the total number of undisputed votes cast for the merger herein provided for by each voting group entitled to vote on the said merger is as follows:

a. Designation of voting group: Common Stock b. Number of undisputed votes of Voting group cast for merger: 100

          4. The said number of votes cast for the said merger was sufficient for the approval thereof by the said voting group.

          5. In respect of EKE, the designation, the number of outstanding shares, the number of shares entitled to be cast by each voting group entitled to vote on the merger herein provided for, and the number of votes of each voting group indisputably represented at the meeting at which the said merger was approved are as follows:

a. Designation of voting group: Common Stock

          b. Number of outstanding shares of voting group: 10

          c. Number of shares of voting group entitled to vote separately on the merger: 10

d. Number of shares of voting group indisputably represented at the meeting: 10

          6. In respect of EKE, the total number of undisputed votes cast for the merger herein provided for by each voting group entitled to vote on the said merger is as follows:

a. Designation of voting group. - Common Stock b. Number of undisputed votes of voting group cast for merger: 10

          7. The said number of votes cast for the said merger was sufficient for the approval thereof by the said voting group

          8. The merger herein provided for shall become effective in the Commonwealth of Kentucky upon filing of the Articles of Merger with the Secretary of State of Kentucky.

           Executed on October 28, 1994

CLIPPER COAL CORPORATION BY: /s/ William G. Meister Name: William G. Meister Capacity: President EAST KENTUCKY ENERGY CORPORATION By: /s/ Stephen H. Ernest Name: Stephen H. Ernest Capacity: President

          PLAN OF MERGER adopted by Clipper Coal Corporation (“Clipper”), a corporation for profit organized under the laws of the Commonwealth of Kentucky, by resolution of its Board of Directors on October 28, 1994, and adopted on October 28, 1994 by East Kentucky Energy Corporation (“EKE”), a corporation for profit organized under the laws of the Commonwealth of Kentucky, by resolution of its Board of Directors on October 28, 1994. The name of the surviving corporation into which Clipper plans to merge is EKE.

          9. Clipper and EKE shall, pursuant to the provisions of the Kentucky Business Corporation Act be merged with and into a single corporation, to wit, EKE, which shall be the surviving corporation when the merger takes effect and which is sometimes hereafter referred to as the surviving corporation,” and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Kentucky Business Corporation Act. The separate existence of Clipper which is sometimes hereafter referred to as the “non-surviving corporation,” shall cease when the merger takes effect of the merger in accordance provisions of the Kentucky Business Corporation Act.

          10. The Articles of Incorporation of the surviving corporation when the merger takes effect shall be the Articles of Incorporation of said surviving corporation.

          11. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Kentucky Business Corporation Act.

          12. The directors and officers in office of the surviving corporation when the merger takes effect shall be the members of the first Board of Directors and the first officers of the surviving corporation all of whom shall hold their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

          13. Each issued share of the non-surviving corporation when the merger takes effect shall be cancelled and shall reflect no interest in the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued when the merger takes effect shall continue to represent one issued share of the surviving corporation.

          14. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Kentucky Business Corporation Act.

          15. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote on the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Kentucky Business Corporation Act, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the Commonwealth of Kentucky, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          16. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

          17. The merger herein provided for shall take effect at 9:00 a.m. on the date upon which the Articles of Merger are filed with the Secretary of State of Kentucky.